Exhibit 99.1

Certification Pursuant to Section 906of
the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

        The undersigned, the Plan Administrator of the Colonial Properties Trust 401(k) Profit Sharing Plan (the “Plan”), who performs the functions equivalent to a chief executive officer and chief financial officer of the Plan, hereby certifies that, on the date hereof:

(a)	the Annual Report of the Plan on Form 11-K for the Year Ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ John P. Rigrish John P. Rigrish Chief Administrative Officer (Plan Administrator) Colonial Properties Trust 401(k Profit Sharing Plan Date: June 27, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Colonial Properties Trust and will be retained by Colonial Properties Trust and furnished to the Securities and Exchange Commission or its staff upon request.